Registration No. 333- 206585

As filed with the Securities and Exchange Commission on November 16, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Home Bancorp Wisconsin, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	46-3383278
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3762 East Washington Avenue
Madison, Wisconsin 53704
(Address of Principal Executive Offices)

Home Bancorp Wisconsin, Inc. 2015 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. James R. Bradley, Jr.	Kip A. Weissman, Esquire
President and	Michael J. Brown, Esquire
Chief Executive Officer	Luse Gorman, PC
Home Bancorp Wisconsin, Inc.	5335 Wisconsin Ave., N.W., Suite 780
3762 East Washington Avenue	Washington, DC 20015-2035
Madison, Wisconsin 53704	(202) 274-2000
(608) 282-6000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Smaller reporting company [ X ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

EXPLANATORY NOTE
Home Bancorp Wisconsin, Inc. is a bank holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  Home Bancorp Wisconsin, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement  (File No. 333- 206585) ("Registration Statement") to deregister all of the shares of common stock, $0.01 par value, and related stock options therefor, registered under the Registration Statement that remain unissued under the Home Bancorp Wisconsin, Inc. 2015 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, in the State of Wisconsin, on this 15th day of November, 2017.
HOME BANCORP WISCONSIN, INC.
By:	/s/ James R. Bradley, Jr.
James R. Bradley, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ James R. Bradley, Jr.	Chairman of the Board, President and Chief Executive Officer	November 15, 2017
James R. Bradley, Jr.	(Principal Executive Officer)

/s/ Mark A. Fritz*	Senior Vice President and Chief Financial Officer	November 15, 2017
Mark A. Fritz	(Principal Accounting and Financial Officer)

/s/ George E. Austin*	Director	November 15, 2017
George E. Austin

/s/ Mark P. Finster*	Director	November 15, 2017
Mark P. Finster

/s/ Lynn K. Hobbie*	Director	November 15, 2017
Lynn K. Hobbie

/s/ Richard M. Lynch*	Director	November 15, 2017
Richard M. Lynch

__________________________	Director	November 15, 2017
Jane M. Tereba

*  Pursuant to a Power of Attorney dated August 25, 2015, contained on the signature page of the Form S-8 Registration Statement filed on August 26, 2015.